Exhibit 10.43

CERTAIN CONFIDENTIAL INFORMATION IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

TERMINATION AGREEMENT

26th March, 2025

Globalink Investment Inc.

200 Continental Drive, Suite 401

Newark, Delaware, 19713

Attn: Say Leong Lim, CEO

Alps Global Holding Pubco

Unit E-18-01 & E-18-02 Level 18

Icon Tower (East)

No. 1 Jalan 1/68F, Jalan Tun Razak

50400 Kuala Lumpur

Wilayah Persekutuan, Malaysia

Attn: Dr. Tham Seng Kong

Alps Life Sciences Inc

Unit E-18-01 & E-18-02 Level 18

Icon Tower (East)

No. 1 Jalan 1/68F, Jalan Tun Razak

50400 Kuala Lumpur

Wilayah Persekutuan, Malaysia

Attn: Dr. Tham Seng Kong; Low Wei Sim; Christie Elizabeth

This Termination Agreement (“Agreement”) is entered into as of by and among Globalink Investment Inc. a Delaware corporation, Alps Global Holding Pubco, a Cayman Islands exempted company (“Pubco”), Alps Biosciences Merger Sub, a Cayman Islands exempted company and a wholly owned subsidiary of Pubco, Alps Life Sciences Inc, a Cayman Islands exempted company, and the undersigned subscriber (“Subscriber”). Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the Subscription Agreement (as hereinafter defined). Each of the parties of the Agreement is referred to as “Party”, and collectively, the “Parties”.

WHEREAS, on June 4, 2024, the Subscriber entered into a Subscription Agreement with Pubco, for a private placement of 2,000,000 shares of its common stock (“Subscription Agreement”) to be issued to the Subscriber at a per share price of $10.00 for gross proceeds of US$ 20,000,000;

WHEREAS the Parties now desire to terminate the Subscription Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

1. DEFINITIONS

Unless otherwise defined herein, capitalized words used in this Termination Agreement shall have the meaning attributed to them in the Subscription Agreement.

2. MUTUAL TERMINATION OF THE SUBSCRIPTION AGREEMENT

The Parties hereby mutually agree to terminate the Subscription Agreement in its entirety, effective as of (“Termination Effective Date”). Upon the Termination Effective Date, the Subscription Agreement shall be deemed null and void, and neither Party shall have any further rights, obligations, or liabilities under the Subscription Agreement, except any provisions that expressly survive termination in the Subscription Agreement and as expressly set forth in this Termination Agreement.

3. MUTUAL RELEASE

Each Party, on behalf of itself and its affiliates, successors, and assigns, hereby releases and forever discharges the other Party and its affiliates, officers, directors, employees, agents, and representatives from any and all claims, demands, liabilities, obligations, damages, costs, expenses, actions, and causes of action, whether known or unknown, arising out of or in connection with the Subscription Agreement. For the avoidance of doubt, this release does not apply to the rights and obligations set forth in this Termination Agreement.

4. NON-DISPARAGEMENT

The Subscriber hereto agrees that he or it will not directly or indirectly disparage or criticize any other party hereto, or issue any communication, written or otherwise, that reflects adversely on or encourages any adverse action against any other party hereto; provided that nothing contained herein shall prevent any party from testifying truthfully under oath pursuant to any lawful court order or subpoena or otherwise responding to or providing disclosures required by law.

5. GENERAL PROVISIONS

Counterparts. This Termination Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. This letter or any counterpart may be executed via electronic transmission, and any such executed electronic copy shall be treated as an original.

Governing Law. This Termination Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to principles relating to conflict of laws. Each party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware does not have jurisdiction, a federal court sitting in Wilmington, Delaware) (and any appellate courts thereof) in any action or proceeding arising out of or relating to this Termination Agreement, and each of the parties hereby irrevocably and unconditionally (a) agrees not to commence any such action or proceeding except in such courts, (b) agrees that any claim in respect of any such action or proceeding may be heard and determined in such court, (c) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such court, and (d) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party irrevocably consents to the service of the summons and complaint and any other process in any other proceeding relating to the transactions contemplated by this Termination Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth in Section 5. Nothing in this Section 5 shall affect the right of any party to serve legal process in any other manner permitted by law. EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION, DISPUTE, CLAIM, LEGAL ACTION OR OTHER LEGAL PROCEEDING BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS TERMINATION AGREEMENT.

Severability. In the event that any provision herein is determined to be void or unenforceable for any reason, such determination shall not affect the validity or enforceability of any other provision, all of which shall remain in full force and effect.

Confidentiality. No Party shall make any announcement or media release in relation to the Agreement unless it is mutually agreed upon by the Parties. Further, the Parties undertake to keep strictly confidential and each Party will not disclose to any third party any information in relation to this Agreement without the consent in writing of the other Party. The Parties shall not use or to attempt to use any such information for any purpose other than for the purpose contemplated under this Agreement. All information or documents disclosed by one Party to the other Party, including all their respective authorised representatives, employees and/or professional advisers, pursuant to this Agreement shall be deemed as confidential (“Confidential Information”) and shall not be disclosed to any other party without the prior written consent of the other Party disclosing the Confidential Information unless required by law.

Notices. All notices, consents, waivers and other communications hereunder shall be inwriting and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered by facsimile or email, with affirmative confirmation of receipt, (iii) one business day after being sent, if sent by reputable, internationally recognized overnight courier service or (iv) three (3) business days after being mailed, if sent by registered or certified mail, prepaid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice)

If to Pubco at or prior to the Transaction Closing, to:

Alps Global Holding Pubco

Unit E-18-01 & E-18-02 Level 18

Icon Tower (East)

No. 1 Jalan 1/68F, Jalan Tun Razak

50400 Kuala Lumpur

Wilayah Persekutuan, Malaysia

Attn: Dr. Tham Seng Kong

E-mail: drtham@alpsmedical.com

If to Parent at or prior to the Transaction Closing, to:

Globalink Investment Inc.

200 Continental Drive, Suite 401

Newark, Delaware, 19713

Attn: Say Leong Lim

E-mail: slim@globalinkinvestment.com

with a copy (which shall not constitute notice) to:

Hunter Taubman Fischer & Li LLC

950 Third Avenue, 19th Floor

New York, NY 10022

Attn: Ying Li, Esq.; Guillaume de Sampigny, Esq.

E-mail: yli@htflawyers.com; gdesampigny@htflawyers.com

If to Pubco after the Transaction Closing or to Target, to:

Alps Life Sciences Inc.

Unit E-18-01 & E-18-02 Level 18

Icon Tower (East)

No. 1 Jalan 1/68F, Jalan Tun Razak

50400 Kuala Lumpur

Wilayah Persekutuan, Malaysia

Attn: Dr. Tham Seng Kong; Low Wei Sim; Christie Elizabeth

E-mail: drtham@alpsmedical.com; amanda@alpsmedical.com; christie@alpsmedical.com

Note: Notice to the Subscriber shall be given to the address underneath the Subscriber’s name on the signature page hereto.

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IN WITNESS WHEREOF the Parties hereto have caused this letter to be duly executed on the day and year first above written above.

GLOBALINK INVESTMENT INC.

/s/ LIM SAY LEONG
Name:	Say Leong Lim
Title:	Director

ALPS GLOBAL HOLDING PUBCO

/s/ THAM SENG KONG
Name:	Dr. Tham Seng Kong
Title:	Director

ALPS LIFE SCIENCES INC

/s/ THAM SENG KONG
Name:	Dr. Tham Seng Kong
Title:	Director

SUBSCRIBER

/s/ [***]
Name:	[***]
Date:	[***]
Address:	[***]